UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

May 23, 2019

Date of Report (Date of Earliest Event Reported)

WISEMAN GLOBAL LIMITED

(Exact name of registrant as specified in its charter)

Nevada	333-228130	32-0576335
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1308#39, Renmin 4th Road, Danshui Town,

Huizhou City, 516200 Guangdong, China

(+86) 755 8489 9169

(Address & telephone number of principal executive offices)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a - 12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13d-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name on each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

[X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

[  ]

Item 1.01 Entry into a Material Definitive Agreement

On May 23, 2019, Wiseman Global Limited (the “Company”) entered into four subscription agreements with four investors, namely Mr. Yang Huanyu, Ms. Zheng Haiyan, Mr. Yang Weijun and Mr. Liu Xian, subscribing 11,800,000 shares, 11,525,000 shares, 13,340,000 shares and 10,535,000 shares respectively. In aggregate, all investors agreed to subscribe 47,200,000 shares of the Company’s common stock with par value $0.0001 per share, at a purchase price of $0.01 per share, in aggregate for cash consideration of $472,000.

As a result, the number of issued and outstanding share of common stock of the Company increased from pre-private placement 55,200,000 shares of common stock to post private placement 102,400,000, effectively diluted controlling and beneficial ownership of pre-private placement shareholders by 46.09% pro-rated.

Item 3.02 Unregistered Sales of Equity Security

In reference to Item 1.01 of this Form 8-K, on May 23, 2019, the Company completed the issuance and sale of an aggregate of 47,200,000 common shares at a price of $0.01 per share with par value $0.0001 per share in a private placement as afore-tabled , pursuant to the Subscription Agreements dated as of May 23, 2019 between the Company and investors. The net proceeds to the Company amounted to $472,000 went directly to the Company as working capital.

Regards to all of the above transactions we claim an exemption from registration afforded by Section 4(a)(2) and/or Regulation S of the Securities Act of 1933, as amended (“Regulation S”) for the above sales of the stock since the sales of the stock were made to non-U.S. persons (as defined under Rule 902 section (k)(2)(i) of Regulation S), pursuant to offshore transactions, and no directed selling efforts were made in the United States by the issuer, a distributor, any of their respective affiliates, or any person acting on behalf of any of the foregoing.

Item 5.01 Changes in Control of Registrant

In reference to Item 1.01 and Item 3.02 of this Form 8-K, immediately after the consummation of private placement, dilution as a result of such private placement has caused a changed in control of registrant.

Prior to the unregistered sales of equity security as disclosed in this Form 8-K, Mr. Zhao Zhiming and Mr. Lai Jinpeng beneficially owned 49.82% and 36.23% of the issued and outstanding shares of Common Stock of the Company.

Upon the consummation of this private placement, Mr. Lai Jinpeng ceased to be the controlling shareholder of the company, as percentage of shares of common stock beneficially owned by him diluted from 36.23% to 19.53% as a result of the private placement. While Mr. Zhao Zhiming remain the largest common shareholder and sole controlling shareholder of the company.

A controlling shareholder is a shareholder who holds or controls through agreement both 25 percent or more of the total outstanding voting stock of the corporation and more shares of voting stock than any other shareholder as defined under 34 CFR § 600.31 (c)(2)(ii)(A).

All private placement investors aforementioned has effectively became the affiliate of the company. Under Rule 405 of the Securities Act, an “affiliate” of or person “affiliated” with a specified person shall mean a person that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, the person specified.

The following table sets forth certain information regarding the beneficial ownership of the Common Stock as of May 23, 2019, by (i) each person known by the Company to be the beneficial owner of 5% or more of the outstanding Common Stock, (ii) each executive officer and director of the Company, and (iii) all of the Company’s executive officers and directors as a group.

Name and Address of Beneficial Owner	No. of Shares of Common Stock Beneficially and Directly Owned Prior to Private Placement	No. of Shares of Common Stock Beneficially and Directly Subscribed on Private Placement	No. of Shares of Common Stock Beneficially and Directly Owned After Private Placement	Percentage of Common Shares Beneficially and Directly Owned After Private Placement

5% Shareholders (i)
Zhao Zhiming	27,500,000	-	27,500,000	26.86%
Yang Huanyu	400,000	11,800,000	12,200,000	11.91%
Zheng Haiyan	400,000	11,525,000	11,925,000	11.65%
Yang Weijun	798,000	13,340,000	14,138,000	13.81%
Liu Xian	10,000	10,535,000	10,545,000	10.30%

Executive Officers and Directors (ii)
Lai Jinpeng, President, Chief Executive Officer, Secretary, Treasurer and Director	20,000,000	-	20,000,000	19.53%

All Executive Officers and Directors as a group (iii)	20,000,000	-	20,000,000	19.53%

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

10.1	FORM OF SUBSCRIPTION AGREEMENT DATED MAY 23, 2019
99.1	CONSENT IN WRITING OF BOARD OF DIRECTOR AND MAJORITY SHAREHOLDERS OF WISEMAN GLOBAL LIMITED IN LIEU OF AN ORGANIZATIONAL MEETING

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

WISEMAN GLOBAL LIMITED
(Name of Registrant)

Date: May 23, 2019

	By:	/s/ Lai Jinpeng
	Name:	Lai Jinpeng
	Title:	Chief Executive Officer, President, Secretary, Treasurer, Director
(Principal Executive Officer, Principal Financial Officer, Principal Accounting Officer)

EXHIBIT INDEX

10.1	FORM OF SUBSCRIPTION AGREEMENT DATED MAY 23, 2019
99.1	CONSENT IN WRITING OF BOARDS OF DIRECTORS OF WISEMAN GLOBAL LIMITED IN LIEU OF AN ORGANIZATIONAL MEETING